Exhibit 35.1

Statement of Compliance of The Bank of New York.

I, Joseph Panepinto, Vice President - The Bank of New York, a New York corporation (the "Trustee"), state:

A review of the Trustee's activities for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") and of the Trustee's performance under each Trust Agreement, delivered with respect to the trusts listed on the attached schedule has been made under my supervision, and to the best of my knowledge based on such review, the Trustee fulfilled all of its obligations under each Trust Agreement in all material respects throughout the Reporting Period for each of the trusts listed in the attached schedule.









Date: March 24, 2008            /s/ Joseph Panepinto
                                ---------------------
                                Vice President
                                The Bank of New York


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                                   Schedule

Trust                                       Trust Agreement
-----                                       ---------------

STRATS(SM) Trust for Proctor &              STRATSSM Series Supplement 2006-1,
Gamble Securities, Series 2006-1            dated as of February 28, 2006,
                                            between Synthetic Fixed-Income
                                            Securities, Inc., as Trustor and
                                            Depositor, and The Bank of New
                                            York, as Trustee and Securities
                                            Intermediary, supplementing the
                                            Trust Agreement, dated as of
                                            February 28, 2006, between such
                                            parties.

STRATS(SM) Trust for Goldman Sachs          STRATSSM Series Supplement 2006-2,
Securities, Series 2006-2                   dated as of March 31, 2006,
                                            between Synthetic Fixed-Income
                                            Securities, Inc. ., as Trustor and
                                            Depositor, and The Bank of New
                                            York, as Trustee and Securities
                                            Intermediary, supplementing the
                                            Trust Agreement, dated as of
                                            February 28, 2006, between such
                                            parties.

STRATS(SM) Trust for Allstate               STRATSSM Series Supplement 2006-3,
Corporation Securities, Series 2006-3       dated as of April 28, 2006,
                                            between Synthetic Fixed-Income
                                            Securities, Inc., as Trustor and
                                            Depositor, and The Bank of New
                                            York, as Trustee and Securities
                                            Intermediary, supplementing the
                                            Trust Agreement, dated as of
                                            February 28, 2006, between such
                                            parties.